Exhibit 3.554

F0100-Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Formation

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:
1. Name of the Limited Liability Company
Harrison County Landfill, LLC
2. The future effective date is
     (Complete if applicable)
3. Federal Tax ID
TBA
4. Name and Street Address of the Registered Agent and Registered Office is

Name	C T Corporation System

Physical Address	c/o C T Corporation System. 645 Lakeland East Drive, Suite 101

P.O. Box
City, state, ZIP5, ZIP4      Flowood                              MS      39232
5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve
Perpetual
6. Is full or partial management of the Limited Liability Company vasted in a manager or managers? (Mark appropriate box)
☐     Yes                              ☑     No
7. Other matters the managers or members elect to include
Allied Waste North America, Inc. (Sole Member)

F0100-Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Formation

By:	Signature		(Please keep writing within blocks)
	Printed Name	Jo Lynn White	Title Secretary
Street and Mailing Address

Physical Address	15880 N. Greenway-Hayden Loop, Suite 100

P.O. Box

City, state, ZIPS, ZIP4	Sconsdale AZ 85260

By:	Signature		(Please keep writing within blocks)
	Printed Name	Dale L. Parker	Title Vice President
Street and Mailing Address

Physical Address	15880 N. Greenway-Hayden Loop, Suite 100

P.O. Box

City, state, ZIP5, ZIP4	Sconsdale AZ 85260